ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 1995



TO THE SHAREHOLDERS:

	Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Astec
Industries, Inc., a Tennessee corporation (the "Company") will be held at the Company's executive offices,
4101 Jerome Avenue, Chattanooga, Tennessee, on April 27, 1995, at 10:00
A.M., Chattanooga time, for the
following purposes:

	1.	To elect four directors in Class III to serve until the annual meeting of shareholders in 1998,
or in the case of each director until his successor is duly elected and qualified; and

	2.	To transact such other business as may properly come
before the Annual Meeting or any
adjournments thereof.

	Only shareholders of record at the close of business on March 10, 1995 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the offices of the Company from March 17, 1995 through the Annual Meeting.

	By Order of the Board of Directors



	ALBERT E. GUTH,
 Secretary



Dated:  March 17, 1995

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING
IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.





ASTEC INDUSTRIES, INC.
4101 Jerome Avenue
Chattanooga, Tennessee  37407
(615) 867-4210

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 1995


	The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec
Industries, Inc. (the "Company") for use at its Annual Meeting of
Shareholders (the "Annual Meeting") to
be held on April 27, 1995, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company,
(ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or
(iii) attending the Annual Meeting and voting in person.

	This Proxy Statement is being mailed by the Company to its shareholders on or about March 17, 1995. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994, including financial statements, is being sent to the shareholders with this Proxy Statement.

	Only holders of record of the Company's Common Stock as of the close of business on March 10, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record
Date there were 10,001,858 shares of Common Stock outstanding and entitled to be voted at the Annual
Meeting. A shareholder is entitled to one vote for each share of Common Stock held.


ELECTION OF DIRECTORS

     	The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class III expire with this Annual Meeting. The directors of Class I and Class II will continue in office until the 1996 and 1997 annual meetings of shareholders, respectively.
At the present time there are three directors in Class I, four directors in Class II, and four directors in Class III.
The shareholders are being asked to vote for the election of the four directors in Class III.

	    If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the four Class III nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class III director will be elected to hold office until the 1998 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

	The Board of Directors recommends that shareholders check
"Authority Granted" to vote for the election of all of the nominees.
The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).


Certain Information Concerning Nominees and Directors

	The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which they were first elected directors, their position(s) with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment
Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 10, 1995, and the percentage of the 10,001,858 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other
Information About the Board and its Committees" below.

                          NOMINEES FOR DIRECTOR

                                Class III
               For Three-Year Term Expiring Annual Meeting 1998

Name, Age, and                Positions with the Company,	          Shares of Common Stock
Year First                    Principal Occupations During	         Beneficially Owned and
Elected Director              At Least Past Five Years,	            Percent of Common
                              and Other Directorships     	         Stock Outstanding 1

J. Don Brock
(56)
(1972)          Dr. Brock has been President of the Company since
                its incorporation in 1972 and assumed the
                additional position of Chairman of the Board in
                1975.  He earned his Ph.D. degree in mechanical
                engineering from the Georgia Institute of
                Technology and also serves as a director of Crown             2
                Andersen Inc.                                        2,240,000
                                                                        22.40%


Albert E. Guth
(55)
(1972)
                Mr. Guth has been Chief Financial Officer of the
                Company since 1987, Senior Vice President of the
                Company since 1984, Treasurer of the Company
                since 1994 and Secretary of the Company since                3
                1972.                                                 45,000


W. Norman Smith
(55)
(1982)
                Mr. Smith has served as the President of Astec,
                Inc., a subsidiary of the Company, since its
                formation in January 1995.  Previously, he served as
                the President of Heatec, Inc., a subsidiary of the            4
                Company, since 1977.                                   173,140
                                                                         1.73%

William B. Sansom
(53)
(Nominated 1995)
                 Mr. Sansom has served as the Chairman and Chief
                 Executive Officer of H.T. Hackney Co., a diversified
                 wholesale grocery, gas and oil, and furniture
                 manufacturing company, since 1983.  Formerly, Mr.
                 Sansom served as the Tennessee Commissioner of
                 Transportation from 1979 to 1981, and as
                 Tennessee Commissioner of Finance and
                 Administration from 1981 to 1983.  Mr. Sansom also
                 serves as a director on the boards of Martin
                 Marietta Materials and First Tennessee National             0
                 Corporation.



                         MEMBERS OF BOARD OF DIRECTORS
                            CONTINUING IN OFFICE

                                     Class I
                          Term Expiring Annual Meeting 1996

                         Positions with the Company,	                  Shares of Common Stock
Name, Age, and           Principal Occupations During	                 Beneficially Owned and
Year First               At Least Past Five Years,	                    Percent of Common
Elected Director         and Other Directorships                      	Stock Outstanding 1

Joseph Martin, Jr.
(79)
(1986)           Mr. Martin has been a partner in the law firm of
                 Pettit & Martin in San Francisco, California since
                 1955.  He served as a director of Barber-Greene
                 Company from February 1984 until December 1986
                 when the Company acquired Barber-Greene.                2,000


Jerry F. Gilbert
(49)
(1991)           Mr. Gilbert has served as the President of Trencor,
                 Inc., a subsidiary of the Company, since 1988 when
                 the Company acquired all of the outstanding stock
                 of its predecessor corporation, Trencher
                 Corporation of America.  Mr. Gilbert had served as
                 President of Trencher Corporation of America                  5
                 since 1981.                                           25,827

G. W. Jones
(68)
(1993)          Mr. Jones has served as a director of the Company
                since 1993.  While currently retired, Mr. Jones
                served as President of APAC, Inc., a subsidiary of
                Ashland Oil, Inc., and as Senior Vice President of
                Ashland Oil, Inc., from 1969 to 1992.                   2,000


                         MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                                    Class II
                         Term Expiring Annual meeting 1997

                      		Positions with the Company,	                Shares of Common Stock
Name, Age, and          Principal Occupations During	               Beneficially Owned and
Year First              At Least Past Five Years,	                  Percent of Common
Elected Director        and Other Directorships     	               Stock Outstanding 1


Daniel K. Frierson
(53)
(1994)           Mr. Frierson has been the Chief Executive Officer of
                 Dixie Yarns, Incorporated, a public company in the
                 textile manufacturing business, since 1979 and has
                 served as Chairman of the Board of such company
                 since 1987.  Mr. Frierson also serves as a director on
                 the board of  American National Bank.                  	1,500


E. D. Sloan, Jr.
(65)
(1978)           Mr. Sloan is Chairman of the Board of Nolas Trading
                 Company, Inc., a privately owned investment
                 concern, and served from 1984 through 1987 as the
                 Chairman of the Board of Sloan Construction Co.,              6
                 Inc.                                                  251,000
                                                                        2.51%

George C. Dillon
(72)
(1986)           Mr. Dillon was a director of the Barber-Greene
                 Company from 1981 to December 1986 when the
                 Company acquired Barber-Greene.  Mr. Dillon is also
                 currently a director of Phelps Dodge Corporation,
                 Newhall Land & Farming Company, and was
                 formerly the Chairman of the Board of Butler
                 Manufacturing Co.                                       2,200


Robert G. Stafford
(56)
(1988)           Mr. Stafford has served as President of Telsmith,
                 Inc., a subsidiary of the Company, since April 1991.
                 Previously, he served as President of the Company's
                 Telsmith division from January 1991 until April 1991,
                 and as President of the predecessor Telsmith, Inc., a
                 subsidiary of the Company's Barber-Greene
                 subsidiary, from January 1987 until December 1990.
                 Mr. Stafford served as Vice President-Operations of
                 Barber-Greene and General Manager of Telsmith
                 from 1984 until the Company's acquisition of Barber-          8
                 Greene in December 1986.  7                            73,377

[FN]
1. The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange
 Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock under the 1986 Stock Option Plan or the 1992 Stock Option Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned.
Unless indicated in the table, the  number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 10, 1995.

2 Does not include 443,800 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Does include 40,000 shares subject to options under the Company's
1986 Stock Option Plan and 20,000 shares subject to options under the Company's 1992 Stock Option Plan.

3 Includes 13,000 shares subject to options under the Company's 1992 Stock Option Plan.

4 Includes 10,000 shares subject to options under the Company's 1986 Stock Option Plan, 16,000 shares subject to options under the Company's 1992 Stock
 Option Plan, and 4,770 shares owned by Mr. Smith's children.

5 Includes 18,000 shares subject to options under the Company's 1992 Stock Option Plan and 1,577 shares held in the Company's 401(k) Plan over which Mr. Gilbert has no voting power.

6 Includes 100,000 shares held of record by Nolas Trading Company, Inc., a corporation of which Mr. Sloan owns all of the issued and outstanding shares of common stock, and 150,000 shares held of record by Nolas Trading Company, Inc. Pension Trust.

7 Telsmith, Inc., a Wisconsin corporation and wholly owned subsidiary of Barber-Greene, was merged into Barber-Greene effective January 1, 1991 to form the Telsmith division of the Company. On April 17, 1991 the
 Barber-Greene paving equipment business was sold to Caterpillar Paving Products, Inc. Following such sale, Barber-Greene, a Delaware corporation, changed its name to Telsmith, Inc.

8 Includes 37,000 shares subject to options under the Company's 1986 Stock Option Plan, 35,000 shares subject to options under the Company's 1992 Stock
 Option Plan, and 1,545 shares held in the Company's 401(k) Plan over which Mr. Stafford has no voting power.

Other Information about the Board and its Committees

	Meetings. During 1994, the Board of Directors held 8 meetings, and the Board's Committees held the meetings described below. Except for Messrs. Martin and Gilbert, who each attended 5 meetings, and Mr.
Frierson, who became a director in April 1994 and attended 3 meetings, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors.

	Committees. The Company's Board of Directors has an Executive Committee, an Audit Committee, a
Compensation Committee, and a Technical Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the Board's Committees is set forth below.

	Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs.
Smith and Guth. The Executive Committee did not meet during 1994, all action of the Executive Committee was taken by unanimous written consent.

	Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Spear (Chairman), Martin, Dillon, and Jones. During
1994, the Audit Committee held three meetings and except for Mr. Martin, who attended 2 of the 3 meetings, each committee member attended at least 75% of the aggregate number of audit committee meetings.

	Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer both of the Company's stock option plans. The current members of the Compensation Committee are Messrs. Sloan (Chairman),
Spear, Dillon, Martin and Jones. During 1994, the Compensation Committee held two meetings and except for Mr. Martin, who attended 1 of the 2 meetings, each committee member attended at least 75% of the aggregate number of compensation committee meetings.

	Technical Committee.  The Technical Committee met one time in
1994 to review the Company's product
lines and to consider new areas of technical design. The current members of the Technical Committee are
Dr. Brock (Chairman) and Messrs. Stafford and Smith.

Transactions With Management

	In September 1991, the Company's Chairman, its Senior Vice President and the President of its Telsmith, Inc. subsidiary formed a general partnership which acquired 25% of the common stock of American Rock
Products, Inc., an Ohio corporation engaged in the business of supplying crushed rock to concrete and asphalt producers in the southeastern Oklahoma area ("Amrock"). Dr. Brock and Messrs. Guth and Stafford own interests in the partnership of 50%, 25% and 25%, respectively. In December 1992, exclusive of two used rock crushing machines and certain other miscellaneous inventory and equipment, the rock crushing business of Amrock was sold to a competitor.

	In August 1994, Amrock sold its remaining two used rock crushing machines to Telsmith for $50,000 and $70,000, respectively. The purchase price for each of these machines was determined by Mr. Stafford based on his opinion of their fair market value at the time of purchase. Telsmith intends to market both rock crushing machines to its customers for sale in the ordinary course of business.

Common Stock Ownership of Management

	Based on available information, the Company believes that its directors and executive officers as a group beneficially owned the following number of shares of Common Stock as of March 10, 1995:

Title of Class              Shares Beneficially Owned        Percent of Class


Common Stock, $.20 Par Value       2,836,144                     28.36%


	The table includes 209,000 shares which the executive officers have the right to acquire pursuant to currently exercisable options under the Company's stock option plans. Such shares issuable upon exercise of all currently exercisable options are assumed to be outstanding for purposes of determining the percent of shares owned by the group.

Common Stock Ownership of Certain Beneficial Owners

	The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

Name and Address of                       Amount and Nature of                        1
Beneficial Owner           Date           Beneficial Ownership        Percent of Class


J. Don Brock
Astec Industries, Inc
4101 Jerome Avenue
Chattanooga,                                       2
Tennessee  37407       March 10, 1995     2,240,000                   22.40%


Overseas Lending Corporation
c/o Enpro International N.V.
345 Avenue of the Americas
New York,
New York  10105        March 10, 1995       554,000                   5.54%

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee,                                         3
Wisconsin  53202       March 10, 1995      696,500                    6.96%

[FN]
1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes 40,000 shares subject to options under the 1986 Stock Option Plan and 20,000 shares subject to options under the 1992 Stock Option Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 443,800 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power.

3 Based on information provided by such investor to the Company, Heartland Advisors, Inc. is an investment advisor with voting and dispositive power over such shares.

Executive Compensation

	The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31,
1992, 1993 and 1994 for (i) the President of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named
Executive Officers").

                           Summary Compensation Table

                    					      Annual Compensation

Name and
Principal Position      Year         Salary ($)          Bonus ($)    All Other Compensation ($)1

J. Don Brock            1994         225,000             120,000      5,734
Chairman of the Board,
President               1993         220,000             110,000      4,590
and Treasurer           1992         214,200             69,079       5,496


Robert G. Stafford      1994         141,865             30,530       3,421
President of Telsmith,
Inc.                    1993         134,885             62,775       2,561
                        1992         127,442             63,750       3,683


Jerry F. Gilbert        1994         135,000              24,975      3,455
President of Trencor,
Inc.                    1993         130,000              24,050      2,998
                        1992         125,000              18,750      3,342

Albert E. Guth          1994         130,000              45,000      4,170
Chief Financial
Officer, Senior         1993         125,000              40,000      2,864
Vice President
and Secretary           1992         120,500              15,000      3,498


W. Norman Smith         1994         115,877              48,160      3,794
President of Heatec,
Inc.                    1993         107,000              39,055      3,219
                        1992         105,086              51,036      3,666

[FN]

1 The compensation reported under All Other Compensation represents (a) contributions to the Company's
401(k) Plan on behalf of the Named Executive Officers to match 1994 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan;
and (b) insurance premiums
on term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 1994 fiscal year were as follows:
$4,620 to Dr. Brock; $3,000 to Mr.
Stafford; $3,181 to Mr. Gilbert; $3,400 to Mr. Guth; and $3,099 to Mr.
Smith.  The amount of insurance
premium paid for the benefit of each of the Named Executive Officers for the 1994 fiscal year was: $1,114 for Dr. Brock; $421 for Mr. Stafford; $274 for Mr. Gilbert; $770 for Mr. Guth;
and $695 for Mr. Smith.  The Named
Executive Officers have no interest in the cash surrender value of the term life insurance policies.

Option Grants in Last Fiscal Year

	The following table provides details regarding stock options granted to the Named Executive Officers in 1994. In addition there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.

                              Individual Option Grants
                                                                                Potential Realizable
                                                                               Value at Assumed Annual
                  Securities      % of Total                                      Rates of Stock Price
                  Underlying      Options Granted    Exercise                       Appreciation for
                  Options         to Employees in    or Base         Expiration     Option Term ($)
Name              Granted (#)1    Fiscal Year (%)    Price ($/Sh)2   Date          5%          10%

J. Don Brock 3      20,000        23.0               16.363          1/11/99       52,434      151,867

Robert G. Stafford  15,000        17.2               14.875          1/11/04       140,322     355,604

Jerry F. Gilbert    8,000          9.2               14.875          1/11/04        74,838     189,655

Albert E. Guth     10,000         11.5               14.875          1/11/04        93,548     237,069

W. Norman Smith     8,000          9.2               14.875          1/11/04        74,838     189,655


[FN]
1 All of the options are incentive stock options granted under the Astec Industries, Inc. 1992 Stock Option Plan (the "Plan") and are currently exercisable. If the Company is a party to ny reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors (the "Committee") may, in its discretion, (i) declare all options outstanding under the Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Committee may declare all options granted under the Plan immediately exercisable.

2 The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

3 As a ten percent or greater stockholder of the Company, as required by the Plan, the incentive stock options to Dr. Brock were granted for a five-year term with an exercise price equal to the market value of the Common Stock on the date of the grant plus ten percent.

             Aggregated Option Exercises in Last Fiscal Year
                  and Fiscal Year-End Option Values

	The following table shows stock option exercises by the Named Executive Officers during 1994, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                   Number of Securities
                                                        Underlying                    Value of Unercised
                  Shares                            Unexercised Options              In-the-Money Options
                  Acquired on    Value              at Fiscal Yea-End(#)            at Fiscal Year-End ($)
Name              Exercise (#)   Realized ($)    Exercisable    Unexcisable     Exercisable     Unexercisable

J. Don Brock           0             0              40,000         20,000         $455,000           0

Robert G. Stafford     0             0              57,000         15,000	        $587,775		         0

Jerry F. Gilbert       0             0              10,000          8,000	        $ 95,000		         0

Albert E. Guth     7,000          $105,000           3,000		       10,000	        $ 28,500           0

W. Norman Smith        0             0              18,000	   	     8,000	        $189,750		         0

	Pension Plan. The Company does not operate any defined benefit or actuarial plans for its employees, other than the defined benefit plan for the
 Telsmith plant or shop union employees.  Formerly, the Barber-
Greene Company (now Telsmith, Inc.), a subsidiary of the Company, operated a defined benefit plan under which one of the Named Executive
 Officers, Mr. Stafford, retains some benefits. This Pension Plan was frozen in August of 1986, and no additional benefits are scheduled to accrue thereunder.  As of the end of the 1994 fiscal year, Mr. Stafford had nine and one-third years of credit under the Pension Plan, with an estimated annual benefit payable upon retirement of $8,385.

	Compensation of Directors. The Company's current policy regarding the compensation of directors is to pay directors who are not full-time employees of the Company a fee of $6,000 per year for services as a director, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per Committee meeting attended or $300 if the Committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

	Employment Contracts. During 1994, the Company's subsidiary, Trencor, Inc., had an employment agreement with Mr. Jerry F. Gilbert which expired on December 31, 1994.
The agreement provided for a base
salary of $125,000, $130,000 and $135,000 per year for the calendar years ended December 1992, 1993 and
1994, respectively. The agreement further provided for an annual bonus to be paid pursuant to the
Company's Performance Rating Management Bonus Plan.

	Compensation Committee Interlocks and Insider Participation. The current members of the
Company's Compensation Committee are Messrs. Sloan (Chairman), Spear, Dillon, Martin, Frierson, and
Jones, none of which served as an officer or employee of the Company during the 1994 fiscal year.

	Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and computer equipment over the same period (assuming the investment of $100 in the Company's Common Stock , the
Nasdaq Stock Market (US Companies) and the industry group on December 31, 1989, and reinvestment of all dividends).

Comparison of Five Year-Cumulative Total Returns
Astec Industries, Inc.

                                [GRAPH]


                         Year-End Cumulative Returns


                         1989      1990      1991     1992      1993      1994

Astec Industries, Inc.   100       37.1      74.3     231.4     351.4     291.4

Nasdaq Stock Market      100       84.9     136.3     158.6     180.9     176.9

Peer Index               100       97.7     133.3     174.3     179.6     198.9


Legend

					Symbol		                         Index Description
					-----		                          Astec Industries, Inc.
					- - - - -		                      Nasdaq Stock Market (US companies)
					- - - - - - -		                  Peer Index (Standard Industrial
                                      Classification Code Group 35)

	Total return calculations for the Nasdaq Stock Market (US
Companies) and the Peer Index were
prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 536 companies, including the Company, in the Standard Industrial
Classification ("SIC") Code Group 35 - industrial and commercial machinery and computer equipment.
Information with regard to SIC classifications in general can be found in the Standard Industrial
Classification Manual published by the Executive Office of the President, Office of Management and
Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 35, will be provided to any shareholder upon request to the Secretary of the Company.


Compensation Committee Report on Executive Compensation.

	The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overview and Philosophy

	The Compensation Committee of the Board of Directors (the
"Compensation Committee") is composed
entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

	The objectives of the Company's executive compensation program are to:

		Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

		Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

	The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

	The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company.

Base Salary

	Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The
Compensation Committee periodically
reviews each executive officer's compensation.

Annual Cash Incentive Compensation

	The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. Each year the relative value of these is adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score which is weighted two-thirds for the current year and one-third for the prior year is applied to ten percent of earnings by division after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Option

	The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on
Company performance, individual performance and the employee's position with the Company.

Benefits

	The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1994 and are very minimal.

Chief Executive Officer Compensation

	Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 1994 was $225,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

	Dr. Brock's bonus in fiscal 1994 was $120,000. This bonus was based on the subjective determination of the Compensation Committee in recognition of Dr. Brock's contribution to the Company in 1994. On March
1, 1995, the Compensation Committee also granted Dr. Brock an option to acquire 20,000 shares of Company stock under the Company's 1992 Stock Option Plan. The Compensation Committee believes Dr. Brock has managed the Company well in a challenging business climate and has achieved above-average results in comparison to others in 1994.

				COMPENSATION COMMITTEE

				E. D. Sloan, Jr., Chair
				James R. Spear
				George C. Dillon
				Joseph Martin, Jr.
				Daniel K. Frierson
				G.W. Jones



Section 16(a) Filing Requirements

	Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed, the Company believes that, during
1994 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. W. Norman Smith failed to file a Form 4 to report (i) two separate sales transactions in shares of the Company's Common Stock, and (ii) the gift of certain shares of the
Company's Common Stock to his son. Each of the foregoing deficiencies were corrected on a Form 5 filed by Mr. Smith on February 14, 1995.

AUDITORS

	Ernst & Young served as the Company's auditors for the year ended December 31, 1994, and that firm of independent accountants is serving as auditors for the Company for the current calendar year.
Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

	The reports of Ernst & Young on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young on the financial statements of the
Company for the fiscal years ended 1992 and 1993 were modified as to uncertainties as follows: "As discussed in Note 9 to the consolidated financial statements, the Company is a defendant in two patent infringement lawsuits and various other claims and lawsuits. The ultimate amount of liability cannot be determined at this time."

SOLICITATION OF PROXIES

	The cost of soliciting proxy appointments will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

	Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

	Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.


SHAREHOLDER PROPOSALS

	Proposals of shareholders of the Company intended to be presented for consideration at the 1996
Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 20, 1995 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 1996 Annual Meeting of Shareholders.

                   [FORM OF PROXY APPOINTMENT-FRONT]


                             ASTEC INDUSTRIES, INC.
                 PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS
          For Annual Meeting of Shareholders to be Held on April 27, 1995


	The undersigned hereby appoints J. Don Brock and Albert E. Guth, and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the
"Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the
Company to be held in Chattanooga, Tennessee on April 27, 1995, and at any adjournment thereof, as follows:


1.	/  /	Authority Granted (except as indicated to the contrary below)

	/  /	Authority Withheld
					                  to vote for the election as
                       directors of the Company in Class III of the
                       four nominees set forth below to serve until the
                       1998 Annual Meeting of Shareholders, or in the case
                       of each nominee until his successor is
                       duly elected and qualified, as set forth in the
                       accompanying Proxy Statement:

		J. Don Brock; Albert E. Guth; W. Norman Smith; William B. Sansom

			(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), list name(s) below.)







1.	/  /	Authority Granted

2.	/  /	Authority Withheld

	                     				to vote in accordance with their
                          best judgment upon such other
                          matters as may properly come before
                          the meeting or any adjournments thereof.


		(Continued and to be signed and dated on other side)

                            [FORM OF PROXY APPOINTMENT-BACK]


THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSALS 1 AND 2.


IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.



	                                                                 						(SEAL)
                                               	Signature of Shareholder


	                                               DATED:            					, 1995


	                                                                 						(SEAL)
	                                                Signature of Shareholder


	                                         				   DATED:		           			, 1995